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                 [LETTERHEAD OF PRICE WATERHOUSE APPEARS HERE]


Price Waterhouse LLP                 [LOGO OF PRICE WATERHOUSE LLP APPEARS HERE]



Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 18 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 27, 1997, relating to the financial statements and financial highlights appearing in the November 30, 1996 Annual Report to Shareholders of PaineWebber Strategic Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights - Strategic Income Fund" in the Prospectuses and under the heading "Other Information - Independent Auditors" in the Statements of Additional Information.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
March 31, 1997